Exhibit 99.1

IHS Inc. Reports Fourth Quarter and Full-Year 2006 Results

Strong Performance Drives 35 Percent Increase in 2006 Net Income

ENGLEWOOD, Colo., – January 11, 2007 – IHS Inc. (NYSE: IHS), one of the leading global providers of critical technical information, decision-support tools and related services, today reported results for the year ended November 30, 2006.  Revenue for fiscal year 2006 totaled $550.8 million, representing a 16 percent increase over prior-year revenue of $476.1 million. Net income for the full year increased 35 percent to $56.3 million, or $0.99 per diluted share, compared to fiscal 2005 net income of $41.8 million, or $0.75 per diluted share.

Adjusted EBITDA for the year ended November 30, 2006 totaled $118.0 million, up 36 percent from $86.7 million in the prior year.  IHS generated $115.7 million of cash flow from operations for the 2006 fiscal year, an increase of $67.4 million over the prior year.  Adjusted EBITDA, a non-GAAP financial measure, is used by management to measure operating performance.  See the end of this release for more information about this non-GAAP measure.

“We are pleased to announce the completion of a very successful first year as a public company.” said Jerre Stead, IHS Chairman and CEO.  “As we move into our 2007 fiscal year, we continue to see strong customer demand for our products and services in an environment of favorable market conditions.”

Full-Year 2006 Details

Organic revenue growth represented 13 percent of the increase, while acquisitions accounted for the remaining three percent of the year-over-year increase.  Throughout 2006, the company continued to grow its business in both operating segments, domestically and internationally, and across its three product categories — critical information, decision-support tools, and operational and advisory services.  Energy segment total revenue grew by 21 percent during the year ended November 30, 2006, to $294.3 million, compared to $242.3 million in the prior-year.  Engineering segment grew total 2006 revenue by 10 percent, to $256.5 million, compared to $233.8 million in the prior year.

Adjusted EBITDA for the year ended November 30, 2006 totaled $118.0 million, up 36 percent from $86.7 million in the previous year.   Adjusted EBITDA as a percent of revenue grew to 21.4 percent for full year 2006 from 18.2 percent for fiscal year 2005.  Operating income increased 30 percent year-over-year to $80.2 million, up from $61.9 million in 2005.  Energy operating income was $67.2 million, up 27 percent over the prior-year, and Engineering operating income was $31.1 million, up 73 percent from 2005.

Fourth Quarter 2006 Details

Revenue for the fourth quarter 2006 totaled $148.1 million, representing an 18 percent increase over fourth quarter 2005 revenue of $126.0 million.  Organic revenue growth in the fourth quarter of 2006 was 12 percent over the prior year; acquisitions added four percent and foreign exchange accounted for the remainder of the revenue increase.  Energy segment revenue grew by 26 percent in the fourth quarter, to $79.8 million, compared to $63.4 million in the prior year’s fourth quarter.  Engineering segment revenue grew by nine percent in the fourth quarter, to $68.3 million, compared to $62.6 million in the prior year.

Adjusted EBITDA totaled $36.2 million for the fourth quarter of 2006, up 27 percent from $28.6 million in the fourth quarter of 2005.   Operating income decreased $5.7 million year over year to $18.4 million in the fourth quarter of 2006.  Energy operating income was $17.7 million, up 25 percent over the prior-year quarter, and Engineering operating income was $9.5 million, down from fourth quarter 2005 operating income of $11.6 million.

Net income for the fourth quarter of 2006 decreased $2.5 million to $13.9 million, or $0.24 per diluted share, compared to fourth quarter 2005 net income of $16.4 million, or $0.29 per diluted share.  Fourth quarter 2006 results did, however, include $4.1 million of after-tax cost, consisting of cash and non-cash charges, related to the retirement of our former Chief Executive Officer, and $2.4 million of after-tax costs relating to a restructuring and a secondary offering.

IHS generated $21.6 million of cash flow from operations for the fourth quarter of 2006, an increase of $10.1 million over the prior-year period.

Balance Sheet

IHS ended 2006 with $182.1 million of cash and cash equivalents and short-term investments, and virtually no debt.

“We are pleased with the continuance of our double digit revenue growth, and our ability to drive even higher growth rates within our profitability, particularly since the fourth quarter represents the first full quarter where we lap the savings generated from our 2005 restructuring,” stated Michael J. Sullivan, IHS Executive Vice President and CFO.  “Moreover, the $115.7 million of operating cash flow delivered this year showcases the cash generative nature of our business model, and represents a significant improvement over the prior year.”

Share Buyback Program

Last quarter, the company announced a program to reduce the dilutive effects of employee equity grants, by allowing employees to surrender shares back to the company for a value equal to their statutory tax liability.  IHS then pays the statutory tax on behalf of the employee.

The IHS Board of Directors has approved an additional program — a stock buyback program — whereby the company will be acquiring up to one million shares per year in the open market to more fully offset the dilutive effect of our employee equity programs.

Outlook (forward-looking statement)

IHS anticipates organic revenue growth in the range of 10 to 12 percent for the year ending November 30, 2007.  The company further expects adjusted EBITDA to grow 16 to 20 percent for fiscal 2007.  See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss fourth quarter results on January 11, 2007, at 3:00 p.m. MST (5:00 p.m. EST).  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

USE OF NON-GAAP FINANCIAL MEASURES

EBITDA is defined as net income plus net interest, taxes, depreciation and amortization.  Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing operating performance (as further described in the attached financial schedules).  Management believes that it is useful to eliminate these items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance.  Management believes that investors may find adjusted EBITDA useful for the same reasons, although investors are cautioned that non-GAAP financial measures, such as adjusted EBITDA, are not a substitute for GAAP disclosures.

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP).  Reconciliations of comparable GAAP measurements to non-GAAP measurements, such as EBITDA and adjusted EBITDA, are provided within the schedules attached to this release.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading provider of critical technical information, decision-support tools and related services to customers around the world. Our data and services are used primarily by the energy, defense, aerospace, construction, electronics, and automotive industries. IHS translates the value of our global information, expertise and knowledge to enable customer success and create customer delight on a daily basis. Ranging from governments and large multinational corporations to smaller companies and technical professionals in more than 100 countries, customers rely on our offerings to facilitate decision making, support key processes and improve productivity. IHS has been in business for more than 45 years and employs more than 2,500 people around the world.

IHS FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance.  In some cases, you can identify these statements by forward-looking words such as “intend,” “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms, and other comparable terminology; however, be advised that not all forward-looking statements contain these identifying words.  These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events.  There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements.  Those factors include, but are not limited to, our ability to obtain content on commercially reasonable terms from third parties (including Standards Development Organizations), changes in demand for our products and services, changes in the energy industry, our ability to develop new products and services, pricing and other competitive pressures, risks associated with the integration of acquisitions, changes in laws and regulations governing our business and certain other risk factors, including those discussed or identified by us from time to time in its public filings (which may be viewed at www.sec.gov or www.ihs.com).  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  Other than as required by applicable law, IHS does not undertake any obligation to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations.

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IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2007 IHS Inc.  All rights reserved.

Investor Relations Contact:

Jane Okun

IHS Inc.

303-397-2747

jane.okun@ihs.com

Media Contact:

Tim Stack

IHS Inc.

303-397-2359

tim.stack@ihs.com

IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	November 30,	November 30,
	2006	2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$180,034	$132,365
Short-term investments	2,076	27,223
Accounts receivable, net	151,300	136,950
Deferred subscription costs	33,293	27,918
Deferred income taxes	7,758	11,351
Other	6,461	10,638
Total current assets	380,922	346,445

Non-current assets:
Property and equipment, net	53,096	46,580
Intangible assets, net	65,962	27,456
Goodwill, net	350,896	296,394
Prepaid pension asset	92,488	88,516
Other	937	1,765
Total non-current assets	563,379	460,711
Total assets	$944,301	$807,156
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$500	$—
Accounts payable	45,622	41,625
Accrued compensation	30,788	20,135
Accrued royalties	22,801	26,139
Other accrued expenses	36,047	34,975
Income tax payable	11,484	7,726
Deferred subscription revenue	191,229	149,552
Risk management liabilities	—	2,705
Total current liabilities	338,471	282,857

Long-term debt	74	262
Accrued pension liability	12,309	6,824
Accrued post-retirement benefits	18,200	20,278
Deferred income taxes	2,788	15,044
Other liabilities	6,891	4,402

Minority interests	377	309
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 45,265,794 and 44,078,231 shares issued, 45,042,232 and 44,078,231 outstanding at November 30, 2006 and 2005, respectively	453	441
Class B common stock, $0.01 par value per share, 13,750,000 shares authorized, issued and outstanding at November 30, 2006 and 2005	138	138
Additional paid-in capital	175,027	168,196
Treasury stock, at cost; 223,562 shares at November 30, 2006	(7,551)	—
Retained earnings	400,029	343,684
Accumulated other comprehensive loss	(2,905)	(10,486)
Unearned compensation	—	(24,793)
Total stockholders’ equity	565,191	477,180
Total liabilities and stockholders’ equity	$944,301	$807,156

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended November 30,		Years Ended November 30,
	2006	2005	2006	2005
	(Unaudited)
Revenue:
Products	$124,210	$104,487	$458,475	$395,830
Services	23,916	21,545	92,295	80,287
Total revenue	148,126	126,032	550,770	476,117
Operating expenses:
Cost of revenue:
Products	47,661	44,305	189,056	176,579
Services	16,411	13,869	63,367	51,593
Total cost of revenue (includes stock-based compensation expense of $324; $324; $2,882 and $551 for the three months and years ended November 30, 2006 and 2005, respectively)	64,072	58,174	252,423	228,172
Selling, general and administrative (includes stock-based compensation expense of $8,913; $1,403; $18,820 and $4,721 for the three months and years ended November 30, 2006 and 2005, respectively)	58,471	41,502	202,395	167,581
Depreciation and amortization	4,784	2,880	15,714	11,419
Restructuring and offering charges	3,101	1,306	3,103	13,703
(Gain) loss on sales of assets, net	3	—	56	(1,331)
Net periodic pension and post-retirement benefits	(1,209)	(1,310)	(4,421)	(4,091)
Earnings in unconsolidated subsidiaries	(106)	(51)	(286)	(129)
Other (income) expense, net	577	(578)	1,601	(1,059)
Total operating expenses	129,693	101,923	470,585	414,265
Operating income	18,433	24,109	80,185	61,852
Interest income	1,813	932	5,974	3,485
Interest expense	(575)	(75)	(847)	(768)
Non-operating income, net	1,238	857	5,127	2,717
Income from continuing operations before income taxes and minority interests	19,671	24,966	85,312	64,569
Provision for income taxes	(5,800)	(7,878)	(26,879)	(20,376)
Income from continuing operations before minority interests	13,871	17,088	58,433	44,193
Minority interests	2	(132)	(168)	(146)
Income from continuing operations	13,873	16,956	58,265	44,047
Discontinued operations:
Loss from discontinued operations, net	—	(598)	(1,920)	(2,250)
Net income	$13,873	$16,358	$56,345	$41,797
Income from continuing operations per share:
Basic (Class A and Class B common stock)	$0.24	$0.31	$1.03	$0.80
Diluted (Class A and Class B common stock)	$0.24	$0.30	$1.03	$0.79
Loss from discontinued operations per share:
Basic (Class A and Class B common stock)	$—	$(0.01)	$(0.03)	$(0.04)
Diluted (Class A and Class B common stock)	$—	$(0.01)	$(0.04)	$(0.04)
Net income per share:
Basic (Class A and Class B common stock)	$0.24	$0.30	$1.00	$0.76
Diluted (Class A and Class B common stock)	$0.24	$0.29	$0.99	$0.75
Weighted average shares:
Basic (Class A common stock)	43,544	41,435	42,811	41,345
Basic (Class B common stock)	13,750	13,750	13,750	13,750
Diluted (Class A common stock)	57,344	56,061	56,656	55,895
Diluted (Class B common stock)	13,750	13,750	13,750	13,750

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended November 30,
	2006	2005
	(Unaudited)
Operating activities
Net income	$56,345	$41,797
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	15,714	11,655
Stock-based compensation expense	21,702	5,272
(Gain) loss on sales of assets, net	56	(1,331)
Impairment of assets of discontinued operations	1,012	—
Net periodic pension and post-retirement benefits	(4,421)	(4,091)
Minority interests	29	(168)
Deferred income taxes	(7,566)	4,531
Tax benefit from equity compensation plans	—	295
Change in assets and liabilities:
Accounts receivable, net	(4,687)	(26,088)
Other current assets	1,198	(2,922)
Accounts payable	2,263	5,033
Accrued expenses	4,476	(3,044)
Income taxes	3,500	963
Deferred subscription revenue	26,112	16,388
Net cash provided by operating activities	115,733	48,290
Investing activities
Capital expenditures on property and equipment	(10,576)	(5,662)
Intangible assets acquired	(3,300)	(3,200)
Change in other assets	114	(971)
Purchase of investments	(5,351)	(28,384)
Sales and maturities of investments	31,012	1,101
Acquisitions of businesses, net of cash acquired	(84,454)	(3,518)
Proceeds from sales of assets and investment in affiliate	265	1,331
Net cash used in investing activities	(72,290)	(39,303)
Financing activities
Net payments on debt	(190)	(390)
Tax benefit from equity compensation plans	10,542	—
Purchase of treasury stock	(7,551)	—
Net cash provided by (used in) financing activities	2,801	(390)
Foreign exchange impact on cash balance	1,425	(684)
Net increase in cash and cash equivalents	47,669	7,913
Cash and cash equivalents at the beginning of the period	132,365	124,452
Cash and cash equivalents at the end of the period	$180,034	$132,365

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended November 30,
	2006	2005
	(Unaudited)

Energy operating income	$17,728	$14,215
Engineering operating income	9,536	11,617
Total segment operating income	27,264	25,832
Adjustments:
Corporate-level restructuring and offering charges	(803)	(1,306)
Stock-based compensation expense	(9,237)	(1,727)
Net periodic pension and post-retirement benefits	1,209	1,310
Operating income	$18,433	$24,109

	Three Months Ended November 30, 2006
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$17,728	$9,536	$(8,831)	$18,433
Adjustments:
Allocation of corporate costs	5,202	5,202	(10,404)	—
Stock-based compensation expense	—	—	9,237	9,237
CEO retirement costs*	—	—	1,857	1,857
Depreciation and amortization	2,845	1,646	293	4,784
Restructuring and offering charges	444	1,854	803	3,101
Loss on sales of assets, net	—	3	—	3
Net periodic pension and post-retirement benefits	—	—	(1,209)	(1,209)
Minority interest	—	2	—	2
Adjusted EBITDA	$26,219	$18,243	$(8,254)	$36,208

*Excludes stock-based compensation expense. Total pre-tax CEO retirement costs were $6.6 million.

	Three Months Ended November 30, 2005
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income (loss)	$14,215	$11,617	$(1,723)	$24,109
Adjustments:
Allocation of corporate costs	3,314	3,313	(6,627)	—
Stock-based compensation expense	—	—	1,727	1,727
Depreciation and amortization	1,609	1,075	196	2,880
Restructuring and offering charges	—	—	1,306	1,306
Net periodic pension and post-retirement benefits	—	—	(1,310)	(1,310)
Minority interest	—	(102)	(30)	(132)
Adjusted EBITDA	$19,138	$15,903	$(6,461)	$28,580

	Years Ended November 30,
	2006	2005
	(Unaudited)

Energy operating income	$67,177	$53,003
Engineering operating income	31,112	17,993
Total segment operating income	98,289	70,996
Adjustments:
Corporate-level restructuring and offering charges	(823)	(9,297)
Stock-based compensation expense	(21,702)	(5,272)
Gain on sales of corporate assets, net	—	1,334
Net periodic pension and post-retirement benefits	4,421	4,091
Operating income	$80,185	$61,852

	Year Ended November 30, 2006
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$67,177	$31,112	$(18,104)	$80,185
Adjustments:
Allocation of corporate costs	15,696	15,696	(31,392)	—
Stock-based compensation expense	—	—	21,702	21,702
CEO retirement costs*	—	—	1,857	1,857
Depreciation and amortization	8,935	5,673	1,106	15,714
Restructuring and offering charges	444	1,836	823	3,103
Loss on sales of assets, net	—	56	—	56
Net periodic pension and post-retirement benefits	—	—	(4,421)	(4,421)
Minority interest	—	(168)	—	(168)
Adjusted EBITDA	$92,252	$54,205	$(28,429)	$118,028

*Excludes stock-based compensation expense. Total pre-tax CEO retirement costs were $6.6 million.

	Year Ended November 30, 2005
	Energy	Engineering	Adjustments	Consolidated
	(Unaudited)

Operating income	$53,003	$17,993	$(9,144)	$61,852
Adjustments:
Allocation of corporate costs	10,373	10,372	(20,745)	—
Stock-based compensation expense	—	—	5,272	5,272
Depreciation and amortization	6,517	4,118	784	11,419
Restructuring and offering charges	—	4,406	9,297	13,703
(Gain) loss on sale of assets, net	—	3	(1,334)	(1,331)
Net periodic pension and post-retirement benefits	—	—	(4,091)	(4,091)
Minority interest	—	(116)	(30)	(146)
Adjusted EBITDA	$69,893	$36,776	$(19,991)	$86,678

	Three Months Ended November 30,		Years Ended November 30,
	2006	2005	2006	2005
	(Unaudited)

Net income	$13,873	$16,358	$56,345	$41,797
Interest income	(1,813)	(932)	(5,974)	(3,485)
Interest expense	575	75	847	768
Provision for income taxes	5,800	7,878	26,879	20,376
Depreciation and amortization	4,784	2,880	15,714	11,419
EBITDA	23,219	26,259	93,811	70,875
Stock-based compensation expense	9,237	1,727	21,702	5,272
CEO separation costs*	1,857	—	1,857	—
Restructuring and offering charges	3,101	1,306	3,103	13,703
Loss on sales of assets, net	3	—	56	(1,331)
Net periodic pension and post-retirement benefits	(1,209)	(1,310)	(4,421)	(4,091)
Loss from discontinued operations, net	—	598	1,920	2,250
Adjusted EBITDA	$36,208	$28,580	$118,028	$86,678

*Excludes stock-based compensation. Total pre-tax CEO retirement costs were $6.6 million.

	Three Months Ended November 30,		Years Ended November 30,
	2006	2005	2006	2005
	(Unaudited)

Net cash provided by operating activities	$21,581	$11,471	$115,733	$48,290
Capital expenditures on property and equipment	(2,529)	(1,697)	(10,576)	(5,662)
Free cash flow	$19,052	$9,774	$105,157	$42,628

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended November 30,
	2006		2005
	After tax	Per share	After tax	Per share
	(Unaudited)

Stock-based compensation expense	$(5,819)	$(0.10)	$(931)	$(0.02)
CEO retirement costs*	(1,151)	(0.02)	—	—
Restructuring and offering charges	(2,405)	(0.04)	(888)	(0.02)
Gain (loss) on sales of assets, net	(3)	—	—	—
Net periodic pension and post-retirement benefits	715	0.01	534	0.01
Loss from discontinued operations, net	—	—	(598)	(0.01)

	Year Ended November 30,
	2006		2005
	After tax	Per share	After tax	Per share
	(Unaudited)

Stock-based compensation expense	$(13,672)	$(0.25)	$(3,315)	$(0.06)
CEO retirement costs	(1,151)	(0.02)	—	—
Restructuring and offering charges	(2,414)	(0.04)	(10,574)	(0.19)
Gain (loss) on sales of assets, net	(35)	—	826	0.02
Net periodic pension and post-retirement benefits	2,614	0.05	2,404	0.04
Loss from discontinued operations, net	(1,920)	(0.04)	(2,250)	(0.04)

* Excludes stock-based compensation. Total after-tax CEO retirement costs were $4.1 million.

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